Exhibit 99.1

Snap Inc. Announces Third Quarter 2019 Financial Results

Daily Active Users increased 13% year-over-year to 210 million

Revenue increased 50% year-over-year to $446 million

Operating cash flow improved 43% year-over-year to $(76) million

SANTA MONICA, Calif. – October 22, 2019 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended September 30, 2019.

Financial Highlights

•	Operating cash flow improved by $56 million to $(76) million in Q3 2019, compared to the prior year.
•	Free Cash Flow improved by $75 million to $(84) million in Q3 2019, compared to the prior year.
•	Common shares outstanding plus shares underlying stock-based awards totaled 1,565 million at September 30, 2019, compared with 1,476 million one year ago.
•	Revenue increased 50% to $446 million in Q3 2019, compared to the prior year.
•	Net loss improved $98 million to $(227) million in Q3 2019, compared to the prior year.
•	Adjusted EBITDA improved $96 million to $(42) million in Q3 2019, compared to the prior year.

“We delivered strong results this quarter, and we are pleased that the investments we have made are continuing to drive the growth of our community and our business,” said Evan Spiegel, CEO. “We are a high growth business, with strong operating leverage, a clear path to profitability, a distinct vision for the future, and the ability to invest over the long term. We are excited about executing on the many opportunities in front of us.”

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2019	2018	Change	2019	2018	Change
(Unaudited)	(in thousands, except per share amounts)
Cash used in operating activities	$(76,149)	$(132,543)	(43)%	$(238,116)	$(563,870)	(58)%
Free Cash Flow	$(84,087)	$(158,828)	47%	$(265,501)	$(661,371)	60%
Common shares outstanding plus shares underlying stock-based awards	1,565,208	1,476,019	6%	1,565,208	1,476,019	6%
Operating loss	$(228,853)	$(323,371)	(29)%	$(849,732)	$(1,073,743)	(21)%
Revenue	$446,199	$297,695	50%	$1,154,646	$790,624	46%
Net loss	$(227,375)	$(325,148)	(30)%	$(792,956)	$(1,064,243)	(25)%
Adjusted EBITDA	$(42,375)	$(138,377)	69%	$(244,537)	$(525,274)	53%
Diluted net loss per share attributable to common shareholders	$(0.16)	$(0.25)	(34)%	$(0.58)	$(0.83)	(30)%
Non-GAAP diluted net loss per share	$(0.04)	$(0.12)	(67)%	$(0.20)	$(0.43)	(55)%

Q3 2019 Summary & Key Highlights

We added 7 million Daily Active Users in the third quarter and saw increased engagement across key metrics:

•	DAUs were 210 million in Q3 2019, compared to 203 million in Q2 2019 and 186 million in Q3 2018.
•	DAUs were up sequentially and year-over-year in each of North America, Europe, and Rest of World.
•	DAUs were up sequentially and year-over-year on each of iOS and Android platforms.

We continue to invest in our Discover platform, with a particular focus on building a sustainable premium content ecosystem:

•	Total daily time spent by Snapchatters watching Discover increased by 40% year-over-year.
•	In Q3 2019, more than 100 Discover channels reached a monthly audience of over 10 million viewers.
•	Our new horror-thriller Snap Original “Dead of Night” has reached over 14 million unique viewers since its premiere in September.
•	In Q3 2019, we added over 50 new channels internationally across 8 markets, and time spent on premium content internationally increased by more than 55% year-over-year.

We continue to invest in our augmented reality platform:

•	At the end of Q3 2019, over 600,000 Lenses had been created by our community through Lens Studio, up from 500,000 at the end of Q2 2019.
•	Now more than 15% of the Snaps sent every day with Lenses feature Lenses made by Snapchatters using Lens Studio, with top-performing Community Lenses reaching billions of views on Snapchat.

We continue to build on our Snap Games platform to better enhance the gaming experience for our large and engaged community:

•

In Q3 2019, we partnered with SYBO Games and launched a new multiplayer game called Subway Surfers Airtime, which was an exclusive release on Snapchat and an expansion of their hit franchise, Subway Surfers.

We continue to build and improve Snap Kit, our set of developer tools that allow our partners to bring Snapchat features into their services:

•	In September, over 100 million Snapchatters interacted with Snaps generated by our Creative Kit partner platforms.
•	We doubled the number of apps integrated with Snap Kit since Q1 2019.

We strengthened our ad platform products and capabilities to drive improved outcomes for advertisers:

•	We announced Dynamic Ads, which allows advertisers to automatically create ads in real-time based on product catalogs that can contain hundreds of thousands of products.
•	We announced that advertisers can now add swipe actions to their Commercials campaigns, allowing Snapchatters to swipe up to access a web page, view a long-form video, or view a Lens.
•	The maximum duration of Snap Ads has been extended to enable advertisers to tell more detailed brand stories through our video ad products.

Financial Guidance

The following forward-looking statements reflect our expectations for the fourth quarter of 2019 as of October 22, 2019, and are subject to substantial uncertainty. This guidance assumes, among other things, that no business acquisitions, investments, restructurings, or legal settlements are concluded in the quarter. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

Q4 2019 Outlook

•	Revenue is expected to be between $540 million and $560 million, compared to $390 million in Q4 2018.
•	Adjusted EBITDA is expected to be between breakeven and $20 million, compared to $(50) million in Q4 2018.

Conference Call Information

Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.

Snap Inc. uses the investor.snap.com and snap.com/news websites as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Definitions

Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.

Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.

Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense) net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time.

A Daily Active User (DAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.

Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.

A Monthly Active User (MAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Addressable reach is defined as the approximate number of Snapchat users that an ad could reach over a 28-day period in a given locality. When we calculate the percentage of a demographic group that can be reached, we do so by dividing addressable reach by relevant census figures. Addressable reach and age data are subject to limitations. For more information, see Snap’s SEC filings and businesshelp.snapchat.com.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”

About Snap Inc.

Snap Inc. is a camera company. We believe that reinventing the camera represents our greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Contact

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, business strategy and plans, user growth and engagement, product initiatives, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our lack of profitability to date; our ability to generate and sustain positive cash flow; our ability to attract and retain users, publishers, and advertisers; competition and new market entrants; managing our international expansion and our growth and future expenses; compliance with new laws and regulations; our ability to maintain, protect, and enhance our intellectual property; our ability to attract and retain qualified and key personnel; our ability to repay outstanding debt; and future acquisitions or investments, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our quarterly report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s quarterly report on Form 10-Q for the quarter ended September 30, 2019 and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of non-GAAP net loss, which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense and related payroll tax expense; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net loss and weighted average diluted shares are then used to calculate non-GAAP diluted net loss per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash flows from operating activities
Net loss	$(227,375)	$(325,148)	$(792,956)	$(1,064,243)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,646	24,898	66,625	68,966
Stock-based compensation	161,228	126,809	519,358	416,439
Deferred income taxes	170	(124)	195	129
Lease exit charges	—	29,340	—	33,268
Gain on divestiture	—	—	(39,883)	—
Amortization of debt discount and issuance costs	6,412	—	6,412	—
Other	(1,245)	8,608	(4,561)	(679)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(62,855)	(18,834)	(30,736)	15,937
Prepaid expenses and other current assets	(490)	(435)	(4,980)	(3,059)
Operating lease right-of-use asset	35,633	—	57,254	—
Other assets	2,139	7,089	4,540	20,314
Accounts payable	4,220	2,084	28,319	(44,638)
Accrued expenses and other current liabilities	23,243	14,841	16,655	(14,664)
Operating lease liabilities	(36,008)	—	(63,259)	—
Other liabilities	(1,867)	(1,671)	(1,099)	8,360
Net cash used in operating activities	(76,149)	(132,543)	(238,116)	(563,870)
Cash flows from investing activities
Purchases of property and equipment	(7,938)	(26,285)	(27,385)	(97,501)
Sales of property and equipment	—	—	29	—
Proceeds from divestiture, net	—	—	73,796	—
Non-marketable investments	(1,050)	(250)	(3,750)	(21,260)
Purchases of marketable securities	(1,115,358)	(444,369)	(1,924,398)	(1,318,467)
Sales of marketable securities	24,948	—	102,437	45,007
Maturities of marketable securities	411,079	560,465	1,193,739	1,926,802
Other	—	—	1,000	(2,565)
Net cash provided by (used in) investing activities	(688,319)	89,561	(584,532)	532,016
Cash flows from financing activities
Proceeds from issuance of convertible notes, net of issuance costs	1,251,848	—	1,251,848	—
Purchase of capped calls	(102,086)	—	(102,086)	—
Proceeds from the exercise of stock options	7,788	142	14,726	47,865
Stock repurchases from employees for tax withholdings	—	—	—	(551)
Net cash provided by financing activities	1,157,550	142	1,164,488	47,314
Change in cash, cash equivalents, and restricted cash	393,082	(42,840)	341,840	15,460
Cash, cash equivalents, and restricted cash, beginning of period	337,732	395,307	388,974	337,007
Cash, cash equivalents, and restricted cash, end of period	$730,814	$352,467	$730,814	$352,467
Supplemental disclosures
Cash paid for income taxes, net	$643	$758	$564	$3,155

SNAP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$446,199	$297,695	$1,154,646	$790,624
Costs and expenses:
Cost of revenue	223,140	197,554	642,399	585,917
Research and development	211,599	203,510	663,983	607,742
Sales and marketing	123,240	97,552	332,626	301,350
General and administrative	117,073	122,450	365,370	369,358
Total costs and expenses	675,052	621,066	2,004,378	1,864,367
Operating loss	(228,853)	(323,371)	(849,732)	(1,073,743)
Interest income	10,317	7,011	25,579	19,715
Interest expense	(8,654)	(919)	(10,219)	(2,783)
Other income (expense), net	(1,481)	(7,625)	41,477	(4,533)
Loss before income taxes	(228,671)	(324,904)	(792,895)	(1,061,344)
Income tax benefit (expense)	1,296	(244)	(61)	(2,899)
Net loss	$(227,375)	$(325,148)	$(792,956)	$(1,064,243)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.16)	$(0.25)	$(0.58)	$(0.83)
Diluted	$(0.16)	$(0.25)	$(0.58)	$(0.83)
Weighted average shares used in computation of net loss per share:				$—
Basic	1,393,358	1,309,918	1,364,327	1,277,293
Diluted	1,393,358	1,309,918	1,364,327	1,277,293

SNAP INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$728,828	$387,149
Marketable securities	1,531,902	891,914
Accounts receivable, net of allowance	374,090	354,965
Prepaid expenses and other current assets	42,243	41,900
Total current assets	2,677,063	1,675,928
Property and equipment, net	177,073	212,560
Operating lease right-of-use assets	250,225	—
Intangible assets, net	72,371	126,054
Goodwill	621,758	632,370
Other assets	65,882	67,194
Total assets	$3,864,372	$2,714,106
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$56,572	$30,876
Operating lease liabilities	49,725	—
Accrued expenses and other current liabilities	262,766	261,815
Total current liabilities	369,063	292,691
Convertible senior notes, net	880,391	—
Operating lease liabilities, noncurrent	284,798	—
Other liabilities	5,705	110,416
Total liabilities	1,539,957	403,107
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 999,304 shares issued and outstanding at December 31, 2018, and 3,000,000 shares authorized, 1,132,915 shares issued and outstanding at September 30, 2019.	11	10
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 93,846 shares issued and outstanding at December 31, 2018, and 700,000 shares authorized, 32,057 shares issued and outstanding at September 30, 2019.	—	1
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 224,611 shares issued and outstanding at December 31, 2018, and 260,888 shares authorized, 229,564 shares issued and outstanding at September 30, 2019.	2	2
Additional paid-in capital	9,036,801	8,220,417
Accumulated other comprehensive income (loss)	(7,173)	3,147
Accumulated deficit	(6,705,226)	(5,912,578)
Total stockholders’ equity	2,324,415	2,310,999
Total liabilities and stockholders’ equity	$3,864,372	$2,714,106

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Free Cash Flow reconciliation:
Net cash used in operating activities	$(76,149)	$(132,543)	$(238,116)	$(563,870)
Less:
Purchases of property and equipment	(7,938)	(26,285)	(27,385)	(97,501)
Free Cash Flow	$(84,087)	$(158,828)	$(265,501)	$(661,371)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted EBITDA reconciliation:
Net loss	$(227,375)	$(325,148)	$(792,956)	$(1,064,243)
Add (deduct):
Interest income	(10,317)	(7,011)	(25,579)	(19,715)
Interest expense	8,654	919	10,219	2,783
Other (income) expense, net	1,481	7,625	(41,477)	4,533
Income tax (benefit) expense	(1,296)	244	61	2,899
Depreciation and amortization	20,646	24,898	66,625	68,966
Stock-based compensation expense	161,228	126,809	519,358	416,439
Payroll tax expense related to stock-based compensation	4,604	3,947	19,212	19,912
Reduction in force charges(1)	—	—	—	9,884
Lease exit charges(2)	—	29,340	—	33,268
Adjusted EBITDA	$(42,375)	$(138,377)	$(244,537)	$(525,274)

(1)

Reduction in force charges in the first quarter of 2018 were related to a reduction in force plan impacting approximately 7% of our then global headcount, primarily in engineering and sales. The charges are composed primarily of severance expense and related payroll tax expense. These charges are non-recurring and not reflective of underlying trends in our business. Additionally, we recognized a stock-based compensation forfeiture benefit of $31.5 million, which is included in the stock-based compensation expense line item above.

(2)

Lease exit charges were related to our exit of various operating leases prior to the end of the contractual lease term, primarily as a result of moving to a centralized corporate office located in Santa Monica, California. We recorded a lease exit charge of $3.9 million in the second quarter of 2018. The charge reflects the present value of our remaining lease obligation on the cease use dates that occurred during the quarter, net of sublease income. These charges are non-recurring and not reflective of underlying trends in our business.

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(in thousands, except per share amounts, unaudited)

Total depreciation and amortization expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Depreciation and amortization expense:
Cost of revenue	$4,580	$5,582	$16,368	$16,394
Research and development	8,632	10,174	24,470	28,454
Sales and marketing	3,109	4,054	10,169	11,614
General and administrative	4,325	5,088	15,618	12,504
Total	$20,646	$24,898	$66,625	$68,966

Total stock-based compensation expense by function:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Stock-based compensation expense:
Cost of revenue	$1,332	$1,368	$4,967	$3,111
Research and development	108,176	95,329	353,028	265,447
Sales and marketing	23,333	25,082	67,567	63,264
General and administrative	28,387	5,030	93,796	84,617
Total	$161,228	$126,809	$519,358	$416,439

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Non-GAAP net loss reconciliation:
Net loss	$(227,375)	$(325,148)	$(792,956)	$(1,064,243)
Amortization of intangible assets	6,915	10,610	26,331	32,187
Stock-based compensation expense	161,228	126,809	519,358	416,439
Payroll tax expense related to stock-based compensation	4,604	3,947	19,212	19,912
Gain on divestiture	—	—	(39,883)	—
Reduction in force charges	—	—	—	9,884
Lease exit charges	—	29,340	—	33,268
Income tax adjustments	200	(253)	462	(372)
Non-GAAP net loss	$(54,428)	$(154,695)	$(267,476)	$(552,925)

Weighted-average common shares - Diluted	1,393,358	1,309,918	1,364,327	1,277,293

Non-GAAP diluted net loss per share reconciliation:
Diluted net loss per share	$(0.16)	$(0.25)	$(0.58)	$(0.83)
Non-GAAP adjustment to net loss	0.12	0.13	0.38	0.40
Non-GAAP diluted net loss per share	$(0.04)	$(0.12)	$(0.20)	$(0.43)

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS

(dollars and shares in thousands, except as noted below, unaudited)

	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019
Cash Flows and Shares
Net cash used in operating activities	$(199,346)	$(132,543)	$(126,054)	$(66,178)	$(95,789)	$(76,149)
Net cash used in operating activities - YoY (year-over-year)	5%	32%	28%	71%	52%	43%
Net cash used in operating activities - TTM (trailing twelve months)	$(801,423)	$(739,953)	$(689,924)	$(524,121)	$(420,564)	$(364,170)
Purchases of property and equipment	$(34,901)	$(26,285)	$(22,741)	$(11,814)	$(7,633)	$(7,938)
Purchases of property and equipment - YoY	80%	1%	7%	(67)%	(78)%	(70)%
Purchases of property and equipment - TTM	$(118,376)	$(118,713)	$(120,242)	$(95,741)	$(68,473)	$(50,126)
Free Cash Flow	$(234,247)	$(158,828)	$(148,795)	$(77,992)	$(103,422)	$(84,087)
Free Cash Flow - YoY	(2)%	28%	25%	71%	56%	47%
Free Cash Flow - TTM	$(919,799)	$(858,666)	$(810,166)	$(619,862)	$(489,037)	$(414,296)
Common shares outstanding	1,273,163	1,291,217	1,317,760	1,334,931	1,372,149	1,389,395
Common shares outstanding - YoY	8%	7%	8%	6%	8%	8%
Shares underlying stock-based awards	205,595	184,802	188,863	209,055	180,585	175,813
Shares underlying stock-based awards - YoY	(19)%	(23)%	(18)%	3%	(12)%	(5)%
Total common shares outstanding plus shares underlying stock-based awards	1,478,758	1,476,019	1,506,623	1,543,986	1,552,734	1,565,208
Total common shares outstanding plus shares underlying stock-based awards - YoY	3%	2%	4%	6%	5%	6%

Results of Operations
Revenue	$262,263	$297,695	$389,822	$320,426	$388,021	$446,199
Revenue - YoY	44%	43%	36%	39%	48%	50%
Revenue - TTM	$986,559	$1,076,317	$1,180,446	$1,270,206	$1,395,964	$1,544,468
Revenue by region(1)
North America	$177,410	$207,477	$268,858	$225,705	$260,017	$316,028
North America - YoY	20%	24%	23%	32%	47%	52%
North America - TTM	$734,599	$774,769	$824,233	$879,450	$962,057	$1,070,608
Europe	$40,241	$50,478	$62,470	$47,448	$60,633	$68,553
Europe - YoY	82%	85%	56%	45%	51%	36%
Europe - TTM	$140,200	$163,416	$185,910	$200,637	$221,029	$239,104
Rest of World	$44,612	$39,740	$58,495	$47,273	$67,374	$61,618
Rest of World - YoY	272%	197%	122%	72%	51%	55%
Rest of World - TTM	$111,761	$138,133	$170,305	$190,120	$212,882	$234,760
Operating loss	$(357,842)	$(323,371)	$(194,707)	$(316,061)	$(304,818)	$(228,853)
Operating loss - YoY	20%	30%	46%	19%	15%	29%
Operating loss - Margin	(136)%	(109)%	(50)%	(99)%	(79)%	(51)%
Operating loss - TTM	$(1,573,163)	$(1,434,707)	$(1,268,450)	$(1,191,981)	$(1,138,957)	$(1,044,439)
Net loss	$(353,310)	$(325,148)	$(191,668)	$(310,407)	$(255,174)	$(227,375)
Net loss - YoY	(20)%	(27)%	(45)%	(20)%	(28)%	(30)%
Net loss - TTM	$(1,532,231)	$(1,414,220)	$(1,255,911)	$(1,180,533)	$(1,082,397)	$(984,624)
Adjusted EBITDA	$(169,032)	$(138,377)	(50,363)	(123,449)	(78,713)	(42,375)
Adjusted EBITDA - YoY	13%	23%	68%	43%	53%	69%
Adjusted EBITDA - Margin(2)	(64)%	(46)%	(13)%	(39)%	(20)%	(9)%
Adjusted EBITDA - TTM	$(724,722)	$(684,198)	$(575,637)	$(481,221)	$(390,902)	$(294,900)

(1)

Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.

(2)	We define adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)

(dollars and shares in thousands, except as noted below, unaudited)

	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019
Other
DAU (in millions)	188	186	186	190	203	210
DAU - YoY	8%	5%	(0)%	(0)%	8%	13%
DAU by region (in millions)
North America	80	79	79	80	83	84
North America - YoY	7%	3%	(1)%	(1)%	3%	6%
Europe	61	59	60	61	64	65
Europe - YoY	7%	4%	(1)%	(2)%	5%	9%
Rest of World	47	47	47	49	56	61
Rest of World - YoY	12%	8%	1%	2%	21%	28%
ARPU	$1.40	$1.60	$2.09	$1.68	$1.91	$2.12
ARPU - YoY	34%	37%	37%	39%	37%	33%
ARPU by region
North America	$2.21	$2.62	$3.38	$2.81	$3.14	$3.75
North America - YoY	12%	20%	23%	34%	42%	43%
Europe	$0.66	$0.85	$1.04	$0.77	$0.95	$1.05
Europe - YoY	70%	78%	57%	47%	43%	24%
Rest of World	$0.96	$0.84	$1.24	$0.97	$1.20	$1.01
Rest of World - YoY	233%	175%	120%	68%	25%	21%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	2,879	2,903	2,884	2,818	2,734	2,908
Employees - YoY	10%	(2)%	(6)%	(6)%	(5)%	0%

Depreciation and amortization expense
Cost of revenue	$5,610	$5,582	$9,888	$6,146	$5,642	$4,580
Research and development	9,489	10,174	4,547	8,650	7,188	8,632
Sales and marketing	3,991	4,054	3,475	4,015	3,045	3,109
General and administrative	3,424	5,088	4,772	4,508	6,785	4,325
Total	$22,514	$24,898	$22,682	$23,319	$22,660	$20,646
Depreciation and amortization expense - YoY	79%	43%	21%	8%	1%	(17)%

Stock-based compensation expense
Cost of revenue	$1,467	$1,368	$1,283	$1,849	$1,786	$1,332
Research and development	92,303	95,329	75,086	112,242	132,610	108,176
Sales and marketing	21,996	25,082	20,795	17,760	26,474	23,333
General and administrative	40,605	5,030	24,608	30,705	34,704	28,387
Total	$156,371	$126,809	$121,772	$162,556	$195,574	$161,228
Stock-based compensation expense - YoY	(36)%	(43)%	(33)%	22%	25%	27%